Exhibit 99

            Environmental Power Announces Results for 2003

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--March 30, 2004--Environmental Power Corporation (OTCBB: POWR), an industry leader in the innovative development of alternative and renewable clean energy systems, again reported revenue in excess of $50,000,000 from its 22-year lease on the Scrubgrass waste-coal facility. Power generation revenues from Scrubgrass were $53,364,615 for 2003, as compared to $54,983,934 for 2002. The decrease in power generation revenues was primarily due to an unexpected shutdown of the Scrubgrass plant as a result of a blown transformer caused by a severe electrical storm, which reduced revenues by approximately $2,000,000. However, a 5% increase in power rates in 2003 and improved production capacity at Scrubgrass before and after the outage helped mitigate these losses. Scrubgrass operated at 86.6% of its capacity in 2003, as compared to 91.3% of its capacity in 2002. The decrease in the capacity rate was due to the unexpected shutdown.
    Net income decreased to a net loss of $978,159 for 2003, as compared to net income of $1,138,383 for 2002. The decrease in net income was primarily due to the absence of sales of nitrous oxide
(NOx) emission credits in 2003, whereas Environmental Power recorded $2,428,000 of such sales in 2002. The effect of this change was partially offset by decreases in additional lease expense and higher operating revenues at Scrubgrass prior to the unexpected shutdown described above.
    Environmental Power operates in two distinct business segments through its subsidiaries, Buzzard Power Corporation, which holds the interest in the Scrubgrass facility, and Microgy Cogeneration Systems, Inc., Environmental Power's development stage business focused on the commercialization of a proprietary anaerobic digester system. Buzzard continued its long string of profitability with income before taxes of $1,854,443 for 2003. Microgy had a loss before taxes of $1,718,108 for 2003, as it continued to invest in the establishment of its sales pipeline, which now stands at over $400,000,000, and the conversion of that pipeline to backlog, which now stands at approximately $12,000,000. As a result of the continued investment in Microgy's business, Environmental Power expects Microgy to recognize its first revenues in 2004.
    Basic earnings per common share decreased to a basic loss per common share of $0.04, as compared to basic earnings per common share of $0.05 in 2002. Diluted earnings per common share decreased to a diluted loss per common share of $0.04, as compared to diluted earnings per common share of $0.05 in 2002. The decreases in basic and diluted earnings per common share were chiefly due to the net loss and an increase in the weighted average common shares outstanding. The weighted average common shares outstanding increased in 2003 due principally to the issuance of additional shares sold in a private placement during the summer of 2003.
    Kam Tejwani, President and CEO of Environmental Power, said, "Notwithstanding the challenges we encountered in 2003, we made significant progress in the advancement of our business plan, especially with respect to the expansion of Microgy's business. Once again, our interest in the Scrubgrass facility was instrumental to our efforts. In September, we were able to monetize certain future cash flows from the Scrubgrass facility through our loan agreement with an affiliate of ArcLight Energy Partners, and were able to leverage the loan proceeds to advance Microgy's business plan. As a result, we were able to build an impressive pipeline for sales of systems based on Microgy's technology, and in December, to create our first sales backlog through the signing of our first agreement to construct and sell a project to a farm in Wisconsin, with four more farms signing similar agreements in early 2004. While we still require significant additional financing to advance Microgy's business, we believe the seeds of Microgy's future success were planted in 2003 and will bear fruit in 2004."

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is a leader in resource management and energy production technologies that serve multiple socially responsible markets. Its wholly-owned subsidiary, Microgy Cogeneration Systems, Inc., owns a license to a proprietary technology to convert manure and food industry wastes into biogas, providing a waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers. For more information visit the company's web site at www.environmentalpower.com

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, our ability to obtain financing, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Environmental Power Corporation and Subsidiaries
Statements of Operations and Comprehensive (Loss) Income

                                              Year Ended
                                December 31, December 31, December 31,
                                    2003         2002         2001

 POWER GENERATION REVENUES      $53,364,615  $54,983,934  $53,518,000

 COSTS AND EXPENSES:
 Operating expenses              25,123,425   24,139,819   23,681,081
 Lease expenses                  22,382,152   25,291,293   24,705,813
 General and administrative       6,357,195    5,655,207    3,973,025
 Depreciation and amortization      495,355      544,796      441,410
                                 54,358,127   55,631,115   52,801,329

 OPERATING (LOSS) INCOME           (993,512)    (647,181)     716,671

 OTHER INCOME (EXPENSE):
 Interest income                     31,152       47,753       78,203
 Interest expense                  (351,755)    (141,526)    (185,547)
 Amortization of deferred gain      308,411      308,411      308,410
 Other income                         1,620            -            -
 Sales of NOx emission credits            -    2,428,200            -
 Settlement of Sunnyside
  litigation                              -            -    2,135,048
                                    (10,572)   2,642,838    2,336,114

 (LOSS) INCOME BEFORE INCOME
  TAXES                          (1,004,084)   1,995,657    3,052,785

 INCOME TAX (BENEFIT) EXPENSE       (25,925)     857,274    1,373,454

 NET (LOSS) INCOME                $(978,159)  $1,138,383   $1,679,331

 PREFERRED SECURITIES DIVIDEND
  REQUIREMENTS OF SUBSIDIARY         (5,000)      (5,000)      (5,000)

 NET (LOSS) INCOME AVAILABLE TO
  COMMON SHAREHOLDERS             $(983,159)  $1,133,383   $1,674,331

OTHER COMPREHENSIVE LOSS:
Minimum pension liability
 adjustment, net of income tax
 benefit of $7,849 in 2003,
 $165,592 in 2002 and $39,606 in
 2001                               (11,965)    (252,465)     (60,385)

COMPREHENSIVE (LOSS) INCOME       $(990,124)    $885,918   $1,618,946

 WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING:
 Basic                          $23,631,967   20,720,614   14,144,222
 Diluted                        $23,631,967   20,810,823   14,745,695

 (LOSS) EARNINGS PER COMMON
  SHARE
 Basic                               $(0.04)       $0.05        $0.12
 Diluted                             $(0.04)       $0.05        $0.11


Environmental Power Corporation and Subsidiaries
Consolidated Balance Sheets

                                        December 31,      December 31,
ASSETS                                      2003              2002
CURRENT ASSETS:
Cash and cash equivalents                $1,444,870          $734,743
Restricted cash                           1,554,308         1,144,701
Receivable from utility                  13,063,529         7,973,723
Other current assets                        679,125           926,577
TOTAL CURRENT ASSETS                     16,741,832        10,779,744

PROPERTY, PLANT AND EQUIPMENT, NET          435,516           552,607
LEASE RIGHTS, NET                         1,863,495         2,012,499
ACCRUED POWER GENERATION REVENUES        75,314,725        70,192,993
GOODWILL                                  4,912,866         4,912,866
UNRECOGNIZED PRIOR PENSION SERVICE COST     241,427           641,885
LICENSED TECHNOLOGY RIGHTS, NET           3,256,796         3,442,677
OTHER ASSETS                                387,711           422,628

 TOTAL ASSETS                           103,154,368        92,957,899

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses   $10,042,990        $9,650,092
Secured promissory note payable to
 related party                                    -           750,000
Other current liabilities                 2,822,796           965,014
TOTAL CURRENT LIABILITIES                12,865,786        11,365,106

DEFERRED GAIN, NET                        3,855,133         4,163,544

SECURED PROMISSORY NOTES PAYABLE
 AND OTHER BORROWINGS                     4,499,190           972,565
DEFERRED INCOME TAX LIABILITY                     -            78,071
ACCRUED LEASE EXPENSES                   75,314,725        70,192,993
TOTAL LIABILITIES                        96,534,834        86,772,279

SHAREHOLDERS' EQUITY:
Preferred Stock ($.01 par value;
 2,000,000 shares authorized, no
 shares issued)                                   -                 -
Preferred Stock (no par value, 10
 shares authorized; 10 shares
 issued as of December 31, 2003
 and December 31, 2002,
 respectively)                                  100               100
Common Stock ($.01 par value;
 50,000,000 shares authorized;
 27,263,749 issued and 26,644,735
 outstanding as of December 31,
 2003 and 22,410,293 issued and
 21,852,059 outstanding and
 December 31, 2002)                         272,638           224,103
Additional paid-in capital                9,071,127         7,669,351
Accumulated deficit                      (1,368,166)         (385,007)
Accumulated other comprehensive loss       (324,815)         (312,850)
                                          7,650,884         7,195,697

Treasury stock (619,014 and
 558,234 common shares, at cost,
 as of December 31, 2003 and
 December 31, 2002, respectively)          (385,402)         (364,129)
Notes receivable from officers and
 board members                             (645,948)         (645,948)
TOTAL SHAREHOLDERS' EQUITY                6,619,534         6,185,620

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                  $103,154,368       $92,957,899


Environmental Power Corporation and Subsidiaries
Consolidated Statements of Cash Flows

                                December 31, December 31, December 31,
                                    2003         2002         2001

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income                $(978,159)  $1,138,383   $1,679,331

Adjustments to reconcile net
 (loss) income to net cash (used
 for) provided by operating
 activities:

 Depreciation and amortization      495,355      544,794      441,410
 Deferred income taxes              (78,071)     (68,325)     104,425
 Amortization of deferred gain     (308,411)    (308,411)    (308,410)
 Release of Sunnyside Project
  liabilities                             -            -     (635,048)
 Interest expense, accrued and
  added to balance of borrowing     216,160            -            -
 Non-cash and stock based
  compensation expense              713,111       49,707      113,600
 Accrued power generation
  revenues                       (5,121,732)  (6,543,998)  (7,460,852)
 Accrued lease expenses           5,121,732    6,543,998    7,460,852
Changes in operating assets and
 liabilities:
 Increase in receivable from
  utility                        (5,089,806)     (67,859)    (569,456)
 Decrease (increase) in
  unrecognized prior pension
  service cost                      400,458       45,849     (106,637)
 Decrease (increase) in other
  current assets                    247,452     (318,987)     164,510
 Decrease (increase) in other
  assets                               (723)      83,408      (20,730)
 Decrease (increase) in accounts
  payable and accrued expenses      380,933     (672,578)   1,917,062
 Decrease in long-term debt to
  supplier                                -      (97,893)     (92,553)
Net cash (used for) provided by
 operating activities            (4,001,701)     328,088    2,687,504

CASH FLOWS FROM INVESTING ACTIVITIES:
 Decrease in restricted cash       (409,607)    (130,121)    (427,104)
 Cash paid for the acquisition
  of Microgy, net of cash
  acquired                                -            -     (412,120)
 Property, plant and equipment
  expenditures                       (7,739)     (50,533)    (232,691)
Net cash used for investing
 activities                        (417,346)    (180,654)  (1,071,915)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividend payments on preferred
  stock of subsidiary                (5,000)      (5,000)      (5,000)
 Dividend payments                        -            -     (171,102)
 Private placement of common
  stock                             718,000    1,039,999            -
 Borrowings under secured
  promissory note payable         3,700,000            -            -
 (Repayments) borrowings under
  Secured promissory note
  payable to related party         (750,000)           -      750,000
 Repurchase of Treasury stock       (21,273)    (167,858)           -
 Borrowings under officer notes
  receivable                              -            -     (200,000)
 Repayment of secured promissory
  note payable                     (447,902)    (148,310)    (202,826)
 Exercise of stock options           19,200
 Net borrowings under working
  capital loan                    1,916,149     (599,793)  (1,626,056)
Net cash provided by (used for)
 financing activities             5,129,174      119,038   (1,454,984)

INCREASE IN CASH AND CASH
 EQUIVALENTS                        710,127      266,472      160,605

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                734,743      468,271      307,666

CASH AND CASH EQUIVALENTS, END
 OF PERIOD                       $1,444,870     $734,743     $468,271

    CONTACT: Environmental Power Corporation
             Investor Contact:
             Kam Tejwani, 603-431-1780
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             kdolan@environmentalpower.com